Exhibit (g)(2)

AMENDMENT TO

CUSTODY AGREEMENT

AMENDMENT dated this 15th day of December, 2004 (the “Amendment”), amended on March 10, 2005, to the Custody Agreement dated as of the 6th day of November, 1997 (the “Custody Agreement”) between PROFUNDS (the “Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and UMB Bank, N.A. (“UMB”), a national banking association with its principal place of business located at Kansas City, Missouri, incorporating a separate AGREEMENT dated December 15, 2004 between ACCESS ONE TRUST (the “Access Trust”), a Delaware statutory trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 and UMB.

WHEREAS, the Trust and UMB entered into the Custody Agreement dated as of the 6th day of November, 1997;

WHEREAS, the Access Trust has been organized as a Delaware statutory trust that may issue shares (the “Shares”) in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Shares of Access Trust will be offered in each of the series identified in Schedule A hereto (such series, together with all other series subsequently established by the Trust being herein collectively referred to as the “Funds,” which shall include other series subsequently established by the Access Trust in each case upon approval by the Board of Trustees of the Access Trust);

WHEREAS, each Fund desires to appoint UMB as its custodian for the custody of its Assets (as defined in the Custody Agreement) owned by such Fund which Assets are to be held in such accounts as such Fund (or Access Trust on behalf of such Fund) may establish from time to time;

WHEREAS, UMB and Access Trust desire that the same terms and conditions, with only those exceptions as may be set forth in this Amendment, apply in the custody agreement between UMB and Access Trust as in the Custody Agreement, and the Trust, by its execution of this Amendment, acknowledges such arrangement; and

WHEREAS, UMB is willing to accept the appointment as custodian for each of the Funds and to provide services to the Access Trust on the terms and conditions set forth herein, and to continue to provide services to the Trust on the terms and conditions set forth in the Custody Agreement as amended hereby.

All capitalized terms used in this Amendment but not defined in this Amendment shall have the respective meanings ascribed to them in the Custody Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Appointment as Custodian/Services of UMB as Custodian to Access Trust.

Each Fund hereby constitutes and appoints UMB as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with UMB. UMB accepts such appointment as a custodian and agrees to perform for the Access Trust the custody services set forth in the Custody Agreement (collectively, the “Services”). Except as otherwise provided in this Amendment, all of the terms and conditions set forth in the Custody Agreement between the Trust and UMB are deemed to be repeated in their entirety and are applicable between Access Trust and UMB. References to “Trust,” “Funds” and similar references, shall be construed as being applicable to Access Trust or its series, as appropriate. References to “this Agreement” and the like shall be construed as references to the agreement formed hereunder between Access Trust and UMB.

2.	Fees.

The Access Trust shall pay UMB for the Services to be provided by UMB under this Amendment in accordance with, and in the manner set forth in, Schedule of Fees for Domestic Custody Services to the Custody Agreement. For purposes of the net asset value fees, the aggregate assets of both Trusts shall be taken into account in determining the applicable breakpoints and basis points.

3.	Termination.

The agreement formed under this Amendment between Access Trust and UMB shall become effective as of the date of this Amendment and shall continue in effect as provided in the Custody Agreement. (All other provisions set forth under the “Termination and Assignment” section shall be construed as having been separately set forth at length herein as of the date hereof between Access Trust and UMB in accordance with Sections 1 and 7 hereof.)

4.	Information Furnished by each Party.

All information to be furnished by the Trust to UMB, or by UMB to the Trust, under the Custody Agreement shall be furnished hereunder by Access Trust to UMB, or by UMB to Access Trust.

5.	Notices.

All notices to Access Trust may be given as provided to the Trust under the Custody Agreement.

6.	Governing Law and Matters Relating to the Trust as a Delaware Business Trust.

The provisions of Section 16 are applicable to the full extent as if set forth herein, as between Access Trust and UMB in accordance with Sections 1 and 7 hereof. Without limitation of the foregoing:

Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Amendment, every reference herein to the Fund shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement between UMB and each Fund is understood to be for administrative convenience only and shall not constitute any basis for joining the rights or obligations of the Funds for any reason (other than as set forth in Section 2 hereof).

7.	Matters Relating to the use of one Document to set forth the Separate Agreements between each Trust and UMB.

For purposes of this Section 7, each of Access Trust and the Trust are referred to as a “Trust.” The Custody Agreement, as amended hereby, constitutes a separate and distinguishable agreement between UMB and each Trust. The Custody Agreement, as amended hereby, has been structured as a single document for convenience only. The duties and obligations of each Trust hereunder are several, not joint. The duties and obligations of UMB to each Trust are separate and do not inure to another Trust. No Trust shall be responsible for the actions (or inactions) of another Trust.

*                    *                     *                    *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PROFUNDS

By:	/s/ Louis M. Mayberg
Name: Louis M. Mayberg Title: President

ACCESS ONE TRUST

By:	/s/ Louis M. Mayberg
Name: Louis M. Mayberg Title: President

UMB BANK, N.A.

By:	/s/ Ralph R. Santoro
Name: Ralph R Santoro Title: Senior Vice President

SCHEDULE A

FUNDS OF ACCESS ONE TRUST

Access High Yield Fund

Access Money Market Fund

Access Flex High Yield Fund

Access VP High Yield Fund

Access Flex Bear High Yield Fund

Access VP Bear High Yield Fund

PROFUNDS

By:
Name: Title:	Louis M. Mayberg President

ACCESS ONE TRUST

By:
Name: Title:	Louis M. Mayberg President

UMB BANK, N.A.

By:
Name: Title:

APPENDIX B

TO THE CUSTODY AGREEMENT

BETWEEN PROFUNDS AND UMB BANK

AS AMENDED MARCH 10, 2005

Bull ProFund

Mid-Cap ProFund

Small-Cap ProFund

OTC ProFund

Europe 30 ProFund

Mid-Cap Value ProFund

Mid-Cap Growth ProFund

Small-Cap Value ProFund

Small-Cap Growth ProFund

UltraBull ProFund

UltraMid-Cap ProFund

UltraSmall-Cap ProFund

UltraOTC ProFund

UltraJapan ProFund

Bear ProFund

UltraBear ProFund

UltraShort OTC ProFund

Money Market ProFund

Airlines UltraSector ProFund

Banks UltraSector ProFund

Basic Materials UltraSector ProFund

Biotechnology UltraSector ProFund

Consumer Services UltraSector ProFund

Consumer Goods UltraSector ProFund

Oil & Gas UltraSector ProFund

Leisure Goods UltraSector ProFund

Financials UltraSector ProFund

Health Care UltraSector ProFund

Industrials UltraSector ProFund

Internet UltraSector ProFund

Oil Equipment, Services & Distribution UltraSector ProFund

Pharmaceuticals UltraSector ProFund

Precious Metals UltraSector ProFund

Real Estate UltraSector ProFund

Semiconductor UltraSector ProFund

Technology UltraSector ProFund

Telecommunications UltraSector ProFund

ProFund VP Bull

ProFund VP Mid-Cap

ProFund VP Small-Cap

ProFund VP OTC

ProFund VP Japan

ProFund VP Europe 30

ProFund VP Mid-Cap Value

ProFund VP Mid-Cap Growth

ProFund VP Small-Cap Value

ProFund VP Small-Cap Growth

ProFund VP Bull Plus

ProFund VP UltraBull

ProFund VP UltraMid-Cap

ProFund VP UltraSmall-Cap

ProFund VP UltraEurope

ProFund VP UltraOTC

ProFund VP Bear

ProFund VP UltraBear

ProFund VP UltraShort OTC

ProFund VP Airlines

ProFund VP Banks

ProFund VP Basic Materials

ProFund VP Biotechnology

ProFund VP Consumer Services

ProFund VP Consumer Goods

ProFund VP Oil & Gas

ProFund VP Internet

ProFund VP Leisure Goods

ProFund VP Financials

ProFund VP Health Care

ProFund VP Industrials

ProFund VP Oil Equipment, Services & Distribution

ProFund VP Pharmaceuticals

ProFund VP Precious Metals

ProFund VP Real Estate

ProFund VP Semiconductor

ProFund VP Technology

ProFund VP Telecommunications

Utilities UltraSector ProFund

Mobile Telecommunications UltraSector ProFund

Asia 30 ProFund

UltraDow 30 ProFund

U.S. Government Plus ProFund

Short OTC ProFund

Short Small-Cap ProFund

Rising Rates Opportunity ProFund

Large-Cap Value ProFund

Large-Cap Growth ProFund

Dow 30 ProFund

Short Dow 30 ProFund

Short Mid-Cap ProFund

UltraShort Dow 30 ProFund

UltraShort Mid-Cap ProFund

UltraShort Small-Cap ProFund

Rising Rates Opportunity 10 ProFund

U.S. Government 30 ProFund

Rising U.S. Dollar ProFund

Falling U.S. Dollar ProFund

ProFund VP Utilities

ProFund VP Mobile Telecommunications

ProFund VP Money Market

ProFund VP Asia 30

ProFund VP UltraDow 30

ProFund VP U.S. Government Plus

ProFund VP Short OTC

ProFund VP Short Small-Cap

ProFund VP Rising Rates Opportunity

ProFund VP Large-Cap Value

ProFund VP Large-Cap Growth

ProFund VP Dow 30

ProFund VP Short Dow 30

ProFund VP Short Mid-Cap

ProFund VP UltraShort Dow 30

ProFund VP UltraShort Mid-Cap

ProFund VP UltraShort Small-Cap

ProFund VP Rising U.S. Dollar

ProFund VP Falling U.S. Dollar

ProFund VP Natural Resources

PROFUNDS

By:
Name: Louis M. Mayberg Title: President

ACCESS ONE TRUST

By:
Name: Louis M. Mayberg Title: President

UMB BANK, N.A.

By:
Name: Ralph R Santoro Title: Senior Vice President